[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxv)

Work Order No. 1

Pursuant to Process Development and Clinical Supply Agreement of November 29, 2007, as amended

This Work Order No. 1 is effective as of September 1, 2017 (the “Work Order No. 1 Effective Date”), subject to the terms and conditions of the Process Development and Clinical Supply Agreement, as amended (the “Agreement”), effective as of November 29, 2007 by and between Boehringer Ingelheim Biopharmaceuticals GmbH, Binger Str. 173, 55216 Ingelheim, Germany (“BI”) and FibroGen, Inc., 409 Illinois Street, San Francisco, CA 94158, USA (“FibroGen”). FibroGen and BI shall be referred to individually herein as a “Party”, and collectively as the “Parties”.

In accordance with Section 2.8 of the Agreement, the Parties have agreed upon the additional Services as set forth in Attachment A hereto.

Capitalized terms used in this Work Order No.1 and not defined herein shall have the meanings ascribed to them in the Agreement.

In the event of any conflict or ambiguity between the provisions of this Work Order No. 1 and the body of the Agreement and/or any amendments thereto and any other documents, the terms and conditions of the body of the Agreement or amendments thereto shall prevail, govern, override, and control, followed by the Work Order No. 1, except to the extent in each case that such conflict or ambiguity directly relates to scientific/technical details contained in the work scope under this Work Order No. 1 (in which case the work scope shall control solely for such scientific/technical details).

This Work Order No. 1, together with the Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made with respect to the subject matter herein are expressly superseded in this Work Order No. 1.

This Work Order No. 1 may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent. The terms and provisions of the Agreement, as amended, shall apply to this Work Order #1 and as far as not amended herein, the Agreement shall remain unaffected and in full force and effect.

[Signature page follows]

Confidential & Privileged page 1 of 3

FibroGen_BIBIO_Process_Development_Agreement_WO#1_26334

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxv)

IN WITNESS WHEREOF, the Parties have entered into this Work Order No. 1 as of the Work Order No. 1 Effective Date by their duly authorized representatives.

Biberach, 22/11/2017

Boehringer Ingelheim Biopharmaceuticals GmbH

ppa.	ppa.
[*]	[*]
[*]	[*]
VP Business & Contracts	Head of Global Legal Solutions

San Francisco, 10/13/2017

FibroGen, Inc

/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer

Confidential & Privileged page 2 of 3

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.26(xxxv)

ATTACHMENT A: Work Scope

Work plan 1: [*]

[*]

Work plan 2: [*]

[*]

Work plan 3: [*]

[*]

Confidential & Privileged page 3 of 3